                                                                   EXHIBIT 10.15

                              PANHANDLE STATE BANK
                          SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT is entered into as of this    day
of , 2003, by and between Panhandle State Bank, an Idaho-chartered, FDIC-insured bank with its main office in Sandpoint, Idaho (the "Bank"), and Curt Hecker, Chief Executive Officer of the Bank (the "Executive").

         WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent corporation, Intermountain Community Bancorp ("Bancorp"), and the Bank desires that the Executive continue in its employ,

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" contained in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified:

         1.1 "Accrual Balance" means the liability that should be accrued by the Bank under generally accepted accounting principles ("GAAP") for the Bank's obligation to the Executive under this Agreement, by applying Accounting Principles Board 12, as amended by Financial Accounting Standard 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20_year corporate bond rated Aa by Moody's, rounded to the nearest 1/4%. The initial discount rate is 7.00%. However, the Plan Administrator, in its sole discretion, may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

         1.2 "Change in Control" means any one of the following events occurs:

         (a) Merger. Bancorp merges into or consolidates with another corporation, or merges another corporation into Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Bancorp's voting securities immediately before the merger or consolidation,

         (b) Acquisition of Significant Share Ownership. (1) a report on
Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of Bancorp's voting securities, or if Bancorp does not then have equity securities registered under section 12 of the Securities Exchange Act of 1934 a person or group acting in concert has or have become the beneficial owner of 25% or more of a class of Bancorp's voting securities, but this paragraph (b) shall not apply to beneficial ownership of voting shares of Bancorp held in a fiduciary capacity by an entity in which Bancorp directly or indirectly beneficially owns 50% or more of the outstanding voting securities,

         (c) Change in Board Composition. during any period of two consecutive years, individuals who constitute Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this paragraph (c) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period,

         (d) Sale of Assets. Bancorp sells to a third party all or substantially all of Bancorp's assets. For this purpose, sale of all or substantially all of Bancorp's assets includes sale of the shares or assets of the Bank alone, or

         (e) Change in Control Under Severance Agreement. a change in control is deemed to have occurred according to the terms of the September 15, 1999 Executive Severance Agreement by and between the Executive and Bancorp, as the same may be amended after the date of this Agreement.

         1.3 "Disability" means the Executive suffers a sickness, accident, or injury that is determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         1.4 "Early Termination" means the Executive's Termination of Employment with the Bank before Normal Retirement Age for reasons other than death, Disability, termination under Article 5 of this Agreement, or within 12 months after a Change in Control.

         1.5 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.6      "Effective Date" means January 1, 2002.

         1.7 "Good Reason" for purposes of this Agreement means "Good Reason" as that term is defined in any employment or severance agreement to which the Executive is or may hereafter be a party. If the term "Good Reason" is not defined in an employment agreement or severance agreement, it means --

         (a) a material reduction in Executive's title or responsibilities,

         (b) a reduction in base salary as in effect on the date of a Change in Control,

         (c) relocation of the Bank's principal executive offices, or requiring the Executive to change his or her principal work location, to any location that is more than 15 miles from the location of the Bank's principal executive offices on the date of this Agreement,

         (d) the adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his or her duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive,

         (e) the failure by the Bank to continue to provide the Executive with compensation and benefits substantially similar to those provided to the Executive under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit to which the Executive was entitled at the time of the Change in Control, or

         (f) the failure of the Bank to obtain a satisfactory agreement from any successor or assign of the Bank to assume and agree to perform this Agreement, as contemplated in Section 8.5 hereof.

         1.8      "Normal Retirement Age" means the Executive's 60th birthday.

         1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or the Executive's Termination of Employment with the Bank.

         1.10 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         1.11     "Plan Administrator" means the plan administrator described in
Article 7.

         1.12 "Plan Year" means a twelve-month period commencing on January 1 and ending on the last day of December of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

         1.13 "Termination for Cause" means the definition of termination for cause specified in any severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank or Bancorp. If the Executive is not a party to an effective severance or employment agreement defining termination for cause, Termination for Cause means the Bank has terminated the Executive's employment for any of the following reasons --

         (a) gross negligence or gross neglect of duties,

         (b) commission of a felony or commission of a misdemeanor involving moral turpitude, or

         (c) fraud, disloyalty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank. No act or failure to act on the Executive's part shall be considered "willful" unless the Executive has acted without good faith, or without good faith has failed to act, and the Executive's action or inaction is without a reasonable belief that his action or inaction is in the Bank's best interests.

         1.14 "Termination of Employment" means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. Upon the Executive's Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement, provided the Executive has remained employed by the Bank for 10 years after the Effective Date.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $147,657.

         2.1.2 Payment of Benefit. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 10 years.

         2.2 Early Termination Benefit. For Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement, provided the Executive has remained employed by the Bank for 10 years after the Effective Date.

         2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination annual benefit amount set forth on Schedule A for the Plan Year ending immediately before the Early Termination Date.

         2.2.2 Payment of Benefit. Beginning with the month after the Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 10 years.

         2.3 Disability Benefit. If the Executive terminates employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

         2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability annual benefit amount set forth on Schedule A for the Plan Year ended immediately before the date on which Termination of Employment because of Disability occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1).

         2.3.2 Payment of Benefit. Beginning with the month after Normal Retirement Age, the Bank shall pay the Disability annual benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 10 years.

         2.4 Change-in-Control Benefit. If the Executive's employment with the Bank terminates involuntarily within 12 months after a Change in Control, or if the Executive terminates employment voluntarily for Good Reason within 12 months after a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if the Executive's employment is terminated under circumstances described in Article 5 of this Agreement. Additionally, the Executive shall not be entitled to a benefit under this Section 2.4 if the Change in Control is the result of a written supervisory determination by the FDIC that the Bank should be sold.

         2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Normal Retirement Age Accrual Balance required by Section 2.1, discounting the Normal Retirement Age Accrual Balance to present value using a discount rate of 7.00%, or a discount rate selected by the Plan Administrator if the Plan Administrator determines that a different discount rate is appropriate; provided, however, that the discount rate selected shall not exceed the discount rate employed at the time of the Change in Control for purposes of calculating the Accrual Balance.

         2.4.2 Payment of Benefit: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after the Executive's Termination of Employment.

         2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. If the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 10-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid.

         2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction between the terms of this Agreement and Schedule A concerning the amount due the Executive, the amount of the benefit due the Executive shall be determined by this Agreement without regard to Schedule A.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Split Dollar Agreement Death Benefit Solely for Death During Active Service. Except as provided in Section 5.2, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A. If the Executive dies after Termination of Employment, the Executive and his beneficiary(ies) shall be entitled to no benefits under the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A.

         3.2 Death After Termination of Employment. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence or before receiving all such payments, the benefits or remaining benefits shall be payable to the Executive's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 Petition for Benefit Payments. If the Executive dies before receiving any or all benefit payments to which he is entitled under Section 2.1,
Section 2.2, or Section 2.3, the Executive's beneficiary(ies) or estate may petition the Bank's board of directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         3.4 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 10-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiary(ies) is receiving the benefit provided by
Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiary(ies) or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiary(ies) or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid.

                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incapacitated person, or incapable person. The Bank may require such proof of incapacity, minority, or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is a result of Termination for Cause.

         5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. Additionally, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, if the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or
(g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         5.4 Default. Notwithstanding any provision of this Agreement to the contrary, if the Bank is in "default" or "in danger of default," as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

         5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. A person or beneficiary (a "claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1  The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employee Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1  The specific reasons for the denial,

                  6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

         7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or person(s) as the board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

         7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

         7.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

         7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendments and Termination. Subject to Section 8.15 of this Agreement, this Agreement may be amended or terminated solely by a written agreement signed by the Bank and the Executive.

         8.2 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, successors, administrators, and transferees.

         8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

         8.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit provided in Section 2.4.

         8.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.7 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Idaho, without giving effect to the principles of conflict of laws of such state.

         8.8 Unfunded Arrangement. The Executive and the Executive's beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary(ies) have no preferred or secured claim.

         8.9 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

         8.10 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         8.11 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                 (a)   If to the Bank, to:
                       Board of Directors
                       Panhandle State Bank
                       Third and Oak Streets
                       Sandpoint, Idaho 83864

                 (b)   If to the Executive, to:
                       Curt Hecker
                       Panhandle State Bank
                       Third and Oak Streets
                       Sandpoint, Idaho 83864

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         8.12 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein. The Executive acknowledges and agrees that this Agreement satisfies in full Bancorp's and the Bank's obligation to provide a salary continuation plan for the benefit of the Executive, which obligation is stated in section 7 of the Executive Employment Agreement dated as of January 1, 2002 by and among the Executive, Bancorp, and the Bank.

         8.13 Payment of Legal Fees. The Bank is aware that after a Change in Control management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if after a Change in Control (a) it appears to the Executive that the Bank has failed to comply with any of its obligations under this Agreement, or (b) the Bank or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Bank irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Bank as provided in this Section 8.13, to represent the Executive in the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction. The fees and expenses of counsel selected from time to time by the Executive as herein above provided shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000. The Bank's obligation to pay the Executive's legal fees provided by this Section 8.13 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or Bancorp may have with the Executive under an employment or other agreement.

         8.14     Excise Tax Under Internal Revenue Code Sections 280G and 4999.
(a) Partial Reimbursement of Excise Tax. If a Change in Control occurs the Executive may become entitled to acceleration of benefits under this Agreement or under any other plan or agreement of or with the Bank or Bancorp, including accelerated vesting of stock options and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with the Bank or Bancorp (collectively, the "Total Benefits"). If a Change in Control occurs, Bancorp and the Bank shall cause the certified public accounting firm retained by Bancorp as of the date immediately before the Change in Control (the "Accounting Firm") to calculate the Total Benefits and any excise tax payable by the Executive under sections 280G and 4999 based upon the Total Benefits. If the Accounting Firm determines that an excise tax is payable, at the same time the Bank pays the Change in Control benefit under Section 2.4 of this Agreement the Bank shall also pay to the Executive an amount in cash equal to the excise tax calculated by the Accounting Firm (the "Excise Tax"). The Executive acknowledges and agrees that this Section 8.14 provides for partial reimbursement only of the final excise tax that may be payable by him, and that additional unreimbursed excise taxes may be payable by him after taking into account the reimbursement payment provided under this Section 8.14. The partial reimbursement of the excise tax under this Section 8.14 shall be made in addition to the amount set forth in Section 2.4.

         (b) Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

         (1)      Determination of "Parachute Payments" Subject to the Excise
                  Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's Termination of Employment (whether under the terms of this Agreement or any other agreement, stock option plan or any other benefit plan or arrangement with the Bank or Bancorp, any person whose actions result in a Change in Control or any person affiliated with the Bank, Bancorp, or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Accounting Firm such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

         (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

         (3) Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

         (c) Assumed Marginal Income Tax Rate. For purposes of determining the amount of the partial Excise Tax reimbursement payment to be made under this
Section 8.14, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the partial Excise Tax reimbursement under this Section 8.14 is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of Termination of Employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

         (d) Accounting Firm's Determinations Are Final and Binding. All determinations made by the Accounting Firm under this Section 8.14 shall be final and binding on the Bank, Bancorp, and the Executive. All determinations required to be made under this Section 8.14 - including the assumptions used to calculate Total Benefits and the Excise Tax - shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Bank and the Executive.

         8.15 Termination or Modification of Agreement Because of Changes in Tax Statutes, Rules, or Regulations. The Bank is entering into this Agreement on the assumption that certain existing tax statutes, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, the Bank reserves the right to terminate or modify this Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld. This Section 8.15 shall become null and void effective immediately upon a Change in Control.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have executed this Agreement as of the date first written above.

THE EXECUTIVE:                                   THE BANK:
                                                   PANHANDLE STATE BANK

__________________________________
Curt Hecker                                      By:____________________________

                                                 Its: __________________________

         Notwithstanding any existing or previous attorney_client relationship between Intermountain Community Bancorp and any counsel chosen by the Executive under Section 8.13, Intermountain Community Bancorp irrevocably consents to the Executive's entering into an attorney_client relationship with that counsel, and Intermountain Community Bancorp agrees that a confidential relationship shall exist between the Executive and that counsel.

                                         INTERMOUNTAIN COMMUNITY BANCORP

                                         By: _____________________________

                                         Its: _____________________________

                             BENEFICIARY DESIGNATION

                              PANHANDLE STATE BANK
                          SALARY CONTINUATION AGREEMENT

         I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary: ___________________________________________

Contingent: ________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

         I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature: _________________________________
                       Curt Hecker

Date:      ________________________________, 2003

Accepted by the Bank this _____________ day of ________________ , 2003.

By:_________________________________

Title: ____________________________

                                   SCHEDULE A
                              PANHANDLE STATE BANK
                          SALARY CONTINUATION AGREEMENT
                                   CURT HECKER

                                                       Early
                                                    Termination
        Plan                                       annual benefit      Disability
        year     Age at                              payable at      annual benefit    Change-in-
        ending    Plan     Accrual     Vested          Normal          payable at    Control benefit
 Plan  December   year     balance     accrual     Retirement Age        Normal        payable in a
 year     31,     end       (1)        balance         (2)           Retirement Age     lump sum
-----  --------  ------  -----------  ----------   ---------------   --------------  ---------------
 1       2002      42    $    17,280  $        0      $       0        $    7,771      $   328,312

 2       2003      43    $    36,978  $        0      $       0        $   15,543      $   351,294

 3       2004      44    $    59,350  $        0      $       0        $   23,314      $   375,885

 4       2005      45    $    84,673  $        0      $       0        $   31,086      $   402,197

 5       2006      46    $   113,250  $        0      $       0        $   38,857      $   430,351

 6       2007      47    $   145,413  $        0      $       0        $   46,628      $   460,475

 7       2008      48    $   181,524  $        0      $       0        $   54,400      $   492,708

 8       2009      49    $   221,978  $        0      $       0        $   62,171      $   527,198

 9       2010      50    $   267,206  $        0      $       0        $   69,943      $   564,102

 10      2011      51    $   317,678  $        0      $       0        $   77,714      $   603,589

 11      2012      52    $   373,907  $  373,907      $  85,485        $   85,485      $   645,840

 12      2013      53    $   436,452  $  436,452      $  93,257        $   93,257      $   691,049

 13      2014      54    $   505,921  $  505,921      $ 101,028        $  101,028      $   739,422

 14      2015      55    $   582,976  $  582,976      $ 108,800        $  108,800      $   791,182

 15      2016      56    $   668,340  $  668,340      $ 116,571        $  116,571      $   846,565

 16      2017      57    $   762,799  $  762,799      $ 124,342        $  124,342      $   905,824

 17      2018      58    $   867,207  $  867,207      $ 132,114        $  132,114      $   969,232

 18      2019      59    $   982,495  $  982,495      $ 139,885        $  139,885      $ 1,037,078

 19      2020      60    $ 1,109,673  $1,109,673      $ 147,657        $  147,657      $ 1,109,673

 20      2021      61    $ 1,029,358  $1,029,358

 21      2022      62    $   943,421  $  943,421

                                                       Early
                                                    Termination
        Plan                                       annual benefit      Disability
        year     Age at                              payable at      annual benefit    Change-in-
        ending    Plan     Accrual     Vested          Normal          payable at    Control benefit
 Plan  December   year     balance     accrual     Retirement Age        Normal        payable in a
 year     31,     end       (1)        balance         (2)           Retirement Age     lump sum
-----  --------  ------  -----------  ----------   ---------------   --------------  ---------------
 22      2023      63    $   851,468  $  851,468

 23      2024      64    $   753,078  $  753,078

 24      2025      65    $   647,801  $  647,801

 25      2026      66    $   535,155  $  535,155

 26      2027      67    $   414,623  $  414,623

 27      2028      68    $   285,654  $  285,654

 28      2029      69    $   147,657  $  147,657

 29      2030      70    $         0  $        0

         (1) Calculations are approximations. Benefit calculations are based on prior year-end accrual balances. The accrual balance reflects payment at the beginning of each month during retirement, beginning in October 2020.

         (2) Early termination benefits are not payable if Termination of Employment occurs within 10 years after the Effective Date of the Agreement.

                                   ADDENDUM A
                              PANHANDLE STATE BANK
                             SPLIT DOLLAR AGREEMENT

         THIS SPLIT DOLLAR AGREEMENT is entered into as of this _____ day of ___ , 2003, by and between Panhandle State Bank, an Idaho-chartered, FDIC-insured bank with its main office in Sandpoint, Idaho (the "Bank") and Curt Hecker, Chief Executive Officer of the Bank (the "Executive"). This Split Dollar Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of
60. The Bank will pay life insurance premiums from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

         Capitalized terms not otherwise defined in this Split Dollar Agreement are used herein as defined in the Salary Continuation Agreement dated as of the date of this Split Dollar Agreement between the Bank and the Executive. The following terms shall have the meanings specified:

         1.1      Administrator means the administrator described in Article 7.

         1.2      Executive's Interest means the benefit set forth in Section
                  2.2.

         1.3      Insured means the Executive.

         1.4 Insurer means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Split Dollar Agreement.

         1.5 Net Death Proceeds means the total death proceeds of the Policy minus the cash surrender value.

         1.6 Policy means the specific life insurance policy or policies issued by the Insurer(s).

         1.7 Split Dollar Policy Endorsement means the form required by the Administrator or the Insurer to indicate the Executive's interest, if any, in a Policy on the Executive's life.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid under Section 2.2 of this Split Dollar Agreement.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary(ies) of the Executive's Interest, which shall be an amount equal to $1,109,673 of the Net Death Proceeds. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Executive, the Executive's transferee, or the Executive's beneficiary(ies) shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section 2.2 if the Executive is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank, or if benefits under the Salary Continuation Agreement of even date herewith are denied under
Article 5 of that Salary Continuation Agreement.

         2.3 Option to Purchase. The Bank shall not sell, surrender, or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

         2.4 Comparable Coverage. Upon execution of this Split Dollar Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate, or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by (b) the net death benefit payable to the Executive's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity, or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. A person or beneficiary (a "claimant") who has not received benefits under the Split Dollar Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1  The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of the Split Dollar Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of the Split Dollar Agreement's review procedures and the time limits applicable to such procedures, and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1  The specific reason for the denial,

                  6.2.5.2 A reference to the specific provisions of the Split Dollar Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                    ADMINISTRATION OF SPLIT DOLLAR AGREEMENT

         7.1 Administrator Duties. This Split Dollar Agreement shall be administered by an Administrator, which shall consist of the board or such committee as the board shall appoint. The Executive may be a members of the Administrator. The Administrator shall also have the discretion and authority to
(a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Split Dollar Agreement and (b) decide or resolve any and all questions, including interpretations of this Split Dollar Agreement, as may arise in connection with the Split Dollar Agreement.

         7.2 Agents. In the administration of this Split Dollar Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         7.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Split Dollar Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Split Dollar Agreement.

         7.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Split Dollar Agreement, except in the case of willful misconduct by the Administrator or any of its members.

         7.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Employment of the Executive and such other pertinent information as the Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendment and Termination. Subject to Section 8.11 of this Split Dollar Agreement, this Split Dollar Agreement may be amended or terminated solely by a writing signed by the Bank and the Executive. However, this Split Dollar Agreement will terminate automatically and the Executive's interest shall be forfeited if benefits under the Salary Continuation Agreement are neither paid nor payable because of termination under Article 5 of the Salary Continuation Agreement. This Split Dollar Agreement shall also terminate upon the occurrence of any one of the following:

         (a) Surrender, lapse, or other termination of the Policy by the Bank, or

         (b)      Distribution of the death benefit proceeds in accordance with
                  Section 2.2 above.

         8.2 Binding Effect. This Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, transferees, and any Policy beneficiary.

         8.3 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Split Dollar Agreement if no succession had occurred. The Bank's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Split Dollar Agreement and shall entitle the Executive to the Change-in-Control Benefits payable under Section 2.4 of the Salary Continuation Agreement between the Bank and the Executive of even date herewith.

         8.5 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

         8.6 Entire Agreement. This Split Dollar Agreement and the Salary Continuation Agreement constitute the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Split Dollar Agreement other than those specifically set forth herein.

         8.7 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held invalid, and to the full extent consistent with the law each such other provision shall continue in full force and effect. If any provision of this Split Dollar Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision, and to the full extent consistent with the law the remainder of such provision, together with all other provisions of this Split Dollar Agreement, shall continue in full force and effect.

         8.8 Headings. The caption headings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

         8.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a)   If to the Bank, to:
                        Board of Directors
                        Panhandle State Bank
                        Third and Oak Streets
                        Sandpoint, Idaho 83864

                  (b)   If to the Executive,
                        to: Curt Hecker
                        Panhandle State Bank
                        Third and Oak Streets
                        Sandpoint, Idaho 83864

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         8.10 IRC Section 1035 Exchanges. The Executive recognizes and agrees that the Bank may after this Split Dollar Agreement is adopted wish to exchange the Policy for another contract of life insurance insuring the Executive's life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance consistent with the requirements of section 2.4 herein, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective Insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable Insurer per section 2.4. The Executive's inability to pass an insurability determination for purposes of obtaining a comparable replacement Policy does not permit the Bank to abrogate the Executive's interest in the Policy without the Executive's consent.

         8.11 Termination or Modification of Split Dollar Agreement Because of Changes in Tax Statutes, Rules, or Regulations. The Bank is entering into this Split Dollar Agreement on the assumption that certain existing tax statutes, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Split Dollar Agreement, the Bank reserves the right to terminate or modify this Split Dollar Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld. This
Section 8.11 shall become null and void effective immediately upon a Change in Control.

         IN WITNESS WHEREOF, the Bank and the Executive have executed this Split Dollar Agreement as of the date first written above.

THE EXECUTIVE:                                THE BANK:
                                                  PANHANDLE STATE BANK

___________________________
Curt Hecker                                   By: ______________________________

                                              Its: _____________________________

 AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO I.R.C. SECTION
                                 1035 EXCHANGE

         I acknowledge that I have read the Split Dollar Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section
8.10 of the Split Dollar Agreement to provide medical information and cooperate with medical insurance-related testing required by an Insurer to issue a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement.

______________________________          ___________________________________
Witness                                 Executive

                              PANHANDLE STATE BANK
                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Curt Hecker                  Insurer: West Coast Life Insurance Company
Policy No. ZUA391030

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of _____________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

         Signed at _____________, Sandpoint, Idaho, this _____day of ____, 2003.

INSURED:                                     OWNER:
                                                 Panhandle State Bank

                                             By: ______________________________
_______________________________
Curt Hecker

                                             Its: ______________________________

                              PANHANDLE STATE BANK

                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Curt Hecker                     Insurer: Clarica Life Insurance Company
Policy No. 665513

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of __________________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

         Signed at _________, Sandpoint, Idaho, this _____day of________, 2003.

INSURED:                                     OWNER:
                                                Panhandle State Bank

                                             By:________________________________
__________________________________
Curt Hecker
                                             Its: ______________________________

                              PANHANDLE STATE BANK
                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Curt Hecker               Insurer: Ohio National Life Insurance Company
Policy No. C6475172

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of ________________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

        Signed at _________, Sandpoint, Idaho, this _____day of _________, 2003.

INSURED:                                OWNER:
                                           Panhandle State Bank

                                        By: ___________________________________
__________________________________
Curt Hecker
                                        Its: ___________________________________